SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 14, 2009
Date of Report (Date of earliest event reported)

ACTEL CORPORATION
(Exact name of registrant as specified in its charter)

California	0-21970	77-0097724
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2061 Stierlin Court
Mountain View, California	94043-4655
(Address of principal executive offices)	(Zip Code)
(650) 318-4200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
     On July 14, 2009, Actel Corporation announced the appointment of Maurice E. Carson as the Executive Vice President and Chief Financial Officer of the Company, effective August 17, 2009. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Business Experience
     Mr. Carson, age 52, has been Senior Vice President and Chief Financial Officer of Kulicke and Soffa Industries, Inc., a global leader in the design and manufacture of semiconductor assembly equipment, since November 2007, after serving as Vice President and CFO of K&S since September 2003. From 1996 until 2003, he held positions of increasing responsibility in the finance function at Cypress Semiconductor Corporation, culminating in his position as Vice President of Finance and Corporate Controller in 2001. Before joining Cypress, Mr. Carson held financial management positions at Ephigraphx, Kraft Foodservice, and Motorola Corporation. He earned a Bachelor of Science degree from the University of Colorado and a Masters in Business Administration degree from the University of Chicago.
Family Relationships
     Mr. Carson does not have a family relationship with any of the officers or directors of the Company.
Related Party Transactions
     There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.
Employment Agreement
     In connection with his appointment, the Company and Mr. Carson entered into an Employment Agreement under which he will be employed for a period of two years from August 17, 2009 (the “Employment Term”). During the Employment Term, the Company will pay Mr. Carson an annual salary of $332,000 and a bonus of 40% of the base salary he earns in 2009 and of at least 25% of the base salary he earns in 2010.

     Mr. Carson will be granted stock-settled stock appreciation rights (“SARs”) to purchase 160,000 share of the Company’s Common Stock, at an exercise price per share equal to the fair market value of the Company’s Common Stock on the date of grant, that vest over four years as follows:

Anniversary of Grant Date	Q1	Q2	Q3	Q4
Year 1	0	0	0	25,000
Year 2	6,250	6,250	6,250	18,750
Year 3	7,812.5	7,812.5	7,812.5	7,812.5
Year 4	7,812.5	7,812.5	7,812.5	42,812.5
In addition, as part of the regular equity grant process for fiscal 2010, Mr. Carson will be granted an SAR to purchase 50,000 shares of the Company’s Common Stock and 10,000 restricted stock units, each of which will vest over four years in accordance with the Company’s standard vesting schedules.
     Under the Employment Agreement, Mr. Carson will receive a signing bonus of $85,000. During the Employment Term, the Company will also reimburse Mr. Carson for reasonable moving expenses incurred by him and his family during their relocation to the Mountain View area, subject to the terms, definitions, and provisions of the Company’s standard Relocation Policy and Acceptance. In addition, Mr. Carson will be eligible to participate in the employee benefit and retention plans and policies maintained by the Company of general applicability to senior executives of the Company.
     The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Employment Agreement, which will be filed as an exhibit to Actel’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 5, 2009.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Description

99.1	Press release dated July 14, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2009	ACTEL CORPORATION
	By:	/s/ David L. Van De Hey
David L. Van De Hey
Vice President & General Counsel

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